Exhibit 10.1

INTERIM CHIEF FINANCIAL OFFICER AGREEMENT

This Interim Chief Financial Officer Agreement (“Agreement”) is made and entered into as of July 18, 2025 by and between Horsepower Advisors LLC, which is engaged in the business of providing financial consulting services performed by Robert Ryder (collectively, “Consultant”), and Sleep Number Corporation (“Sleep Number” or “Company”) (collectively, “the Parties”).

1.Services

1.1The Company hereby engages Consultant, and Consultant hereby accepts such engagement to serve as interim Chief Financial Officer (“Interim CFO”) of the Company, as a non-employee independent contractor, reporting to the Company’s Chief Executive Officer (“CEO”), to perform the services and duties and to exercise the powers normally incident to the office of a public company chief financial officer and such other duties as may be prescribed by the Board of Directors of the Company and/or the CEO, from time to time (“Services”).

1.1During the Term of the Agreement, Consultant shall devote substantially all of Consultant’s full-time efforts to perform services for the Company and will be deemed an executive officer of the Company as defined under the Securities Exchange Act of 1934.

2.Fees and Expenses

2.1Fees. In consideration for the Services provided under this Agreement, Company will pay Consultant a weekly fixed fee of Fifty-Eight Thousand, Seven Hundred Fifty Dollars ($58,750.00), subject to proration for any partial weekly periods.

2.2Expense Reimbursement. Company will reimburse Consultant for reasonable and authorized travel expenses incurred in the performance of the Services, including business expenses for travel to and from Company’s Minneapolis headquarters, consistent with the Company’s travel and expense policies or otherwise authorized by the Company.

3.Independent Contractor Status

3.1Consultant is an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship and, as such, Consultant will not be entitled to any benefits applicable to Company employees, including, but not limited to, those under the Sleep Number Corporation Executive Severance Pay Plan.

3.2By reason of Consultant’s independent contractor status, Company is not required to and will not withhold federal, state or local income or any other tax from any payment to Consultant under this Agreement. Consultant has sole responsibility for the payment of all applicable governmental taxes including federal, state and local income taxes, Social Security and other similar taxes related to the payment of fees and expenses under this Agreement.

4.Term and Termination

4.1Term. This Agreement will begin on the Effective Date and continue for a term of six (6) months (the “Term”) unless terminated earlier or extended as provided below.

4.2Termination for Convenience. Company or Consultant may terminate this Agreement at any time, for any or no reason, with 30 calendar days’ prior written notice to the other Party including during the Term unless otherwise agreed by the Parties to shorten the notice period.

4.3Termination for Cause. Company may terminate this Agreement for Cause (as defined below) immediately upon delivery of written notice to Consultant. For purposes of this Agreement, “Cause” means: (i) Consultant’s failure to perform any of material obligations under this

Agreement; (ii) Consultant’s breach of a fiduciary duty, commission of an act of dishonesty or misconduct, engaging in a conflict of interest, engaging in a violation of a Company policy, engaging in a violation of regulation or law, commission of an act of fraud, theft or malfeasance or refusal to follow the lawful written direction of the audit committee or board of directors of Company; (iii) the conviction or the entry of a plea of nolo contendere in respect to a felony; or (iv) in respect to any action outside the scope of the Services that results in or is reasonably expected to result in economic or reputational injury to Company.

4.4Obligations Upon Termination. Upon termination of this Agreement, Company will pay Consultant for all Services rendered through the effective date of termination and Company will not be liable for any further fees or compensation to Consultant of any kind. Consultant will promptly deliver to Company all deliverables or work developed through the effective date of termination and return to Company all of its property, information, materials, Deliverables, Confidential Information, and equipment, including but not limited to all work in progress and all other material in Consultant’s possession or control that belongs to Company or contains Company Confidential Information.

4.5Extension. This Agreement may be extended by the Company by providing at least 30 days’ notice prior to the expiration of the Term for an extended term to be agreed upon by the Parties.

5.Confidentiality

5.1Non-Disclosure of Confidential Information. Consultant acknowledges that he will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, (a) the existence and terms of this Agreement, (b) corporate information, such as plans, strategies, methods, policies, resolutions, negotiations or litigation; (c) marketing information, such as strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (d) financial information, such as cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (e) operational, technological, and product information, such as plans, specifications, forms, templates, software, designs, methods, procedures, formulas, algorithms, discoveries, inventions, improvements, concepts, data, processes, techniques, research and development, trade secrets, know-how and ideas; and (f) personnel information, such as personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents, in each case whether spoken, written, printed, electronic or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that Consultant develops in connection with the Services shall be subject to the terms and conditions of this clause. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event he becomes aware of any loss or disclosure of any Confidential Information.

5.2Information that is Not Confidential. Confidential Information does not include any information that is already known free of any restriction at the time it is obtained, subsequently learned from an independent third party free of any restriction, or available publicly.

6.Intellectual Property Rights

6.1The Company is and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Consultant agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17

U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Consultant agrees to assign and hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

6.2Any assignment under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Consultant hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Consultant may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

6.3Consultant shall make full and prompt disclosure to the Company of any inventions or processes made or conceived by Consultant alone or with others during the Term, related in any way to the Services described herein, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company.

6.4Upon the request of the Company, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Consultant’s signature on any such documents, Consultant hereby irrevocably designates and appoints the Company as agent and attorney-in-fact, to act for and on Consultant’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to the Deliverables with the same legal force and effect as if Consultant had executed them. Consultant agrees that this power of attorney is coupled with an interest.

7.Representations and Warranties

7.1Consultant represents and warrants to Company that neither the entering into this Agreement nor the performance of any of the Services under this Agreement will conflict with or constitute a breach under any obligation of Consultant under any employment or consulting relationship or any agreement or contract to which Consultant is a party or any other obligation by which Consultant is bound.

7.2Consultant represents and warrants that Consultant: (1) will comply with all applicable laws and regulations, and all policies and ethical standards of Company; (2) does not have a personal or professional conflict of interest that affects Consultant’s ability to provide the Services; (3) has the required skill, experience and qualifications to perform the Services; (4) shall perform the Services in a professional manner in accordance with generally recognized industry and professional standards for similar services; and (5) has not been criminally convicted or found civilly liable for violating any federal, state, or local laws.

7.3Company represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

8.Insurance

8.1During the term of this Agreement, Company agrees to provide and maintain coverage for Consultant under its director and officer liability insurance coverage for Services performed by Consultant under and in compliance with the terms of this Agreement. Consultant agrees that Consultant has sole responsibility for any employment, disability and/or workers’ compensation insurance required for the performance of the Services.

9.Indemnification.

9.1Consultant shall defend, indemnify, and hold harmless Company and its officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from Consultant’s breach of any representation, warranty, or obligation under this Agreement.

9.2Company agrees to indemnify, defend, and protect Consultant from and against all third-party claims and lawsuits brought against Consultant or Company pertaining to it business (including reasonable legal fees) arising from third party claims related to Services provided by Consultant within the scope of and in accordance with this Agreement.

10. Competitive Activities

10.1Consultant agrees that, during the Term of this Agreement, and for a period of one (1) year following the termination of this Agreement, Consultant will not, alone or in any capacity with another person or entity, directly or indirectly, engage in any commercial activity that competes with the Company's business as the Company has conducted it during the preceding five years, within any state in the United States or within any country in which the Company directly or indirectly makes, sells, licenses, manages or sources products or services.

10.2Consultant further agrees that during the Term of this Agreement, and for a period of one (1) year following the termination of this Agreement, Consultant will not, directly or indirectly, alone or in any capacity with another person or entity, attempt to employ or otherwise contract for services with any person or entity who is then employed or engaged by the Company (whether as an employee or an independent contractor) on behalf of any person or entity, or take any action to induce any person or entity then employed or engaged by the Company (whether as an employee or independent contractor) to terminate their employment or engagement with the Company.

11.Miscellaneous

11.1Entire Agreement. This Agreement contains the entire Agreement between the Parties and supersedes and replaces any prior or inconsistent agreements, negotiations, representations or promises, written or oral, between the Parties respecting the subject matter hereof. Neither Party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. No modification of this Agreement will be binding on either Party unless set forth in a writing signed by an authorized representative of both Parties.

11.2Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement will not be construed to be a continuing waiver of those provisions, nor will any failure prejudice the right of the Party to take any action in the future to enforce any provision.

11.3Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, that provision will be severed from this Agreement; the remaining provisions will remain in full force and effect; and a similar legal, valid and enforceable provision will be substituted in lieu of the severed provision.

11.4Assignment and Subcontracting. Consultant may not assign this Agreement or any rights or obligations under this Agreement or subcontract all or any aspect of the work called for without the prior written approval of Company.

11.5Notices. All notices relating to this Agreement (“Notices”) must be in writing. Notices to the Parties will be sent to their respective addresses appearing below. Any Notice will be deemed given on the date delivered if delivered personally; the next business day if sent by recognized overnight courier; 3 business days after being mailed certified first class mail, postage prepaid; or

upon confirmation receipt that it was transmitted satisfactorily if transmitted by facsimile or email to addresses or numbers set forth below or as otherwise provided in writing by either Party.

If to Company: Linda Findley Chief Executive Officer Sleep Number Corporation 1001 Third Avenue South Minneapolis, Minnesota 55404 Email: Linda@sleepnumber.com	With an additional copy to: Sam Hellfeld, Chief Legal and Risk Officer Sleep Number Corporation 1001 Third Avenue South Minneapolis, Minnesota 55404 Email: Sam.Hellfeld@sleepnumber.com
If to Consultant: Robert Ryder Horsepower Advisors, LLC Address City, State, zip Email:

11.6Survival. All provisions of this Agreement which by their nature should apply beyond its term will remain in force after any termination or expiration of this Agreement.

11.7Governing Law and Forum. The construction, interpretation and performance of this Agreement and all transactions under this Agreement, including but not limited to any violation of the Confidentiality or Non-compete restrictions set forth in this Agreement, will be governed by the laws of the State of Pennsylvania, without regard to or application of its principles or laws regarding conflicts of laws and the federal and state courts in Pennsylvania will have exclusive jurisdiction of any dispute.

11.8Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed as original and all of which together will constitute one instrument.

Robert Ryder, President, Horsepower Advisors, LLC	/s/Robert Ryder
Date: 7/18/25

Linda Findley CEO, Sleep Number Corporation	s/ Linda Findley
Date: 7/18/25